EXHIBIT 99.1

AVIALL, INC.

MANAGEMENT INCENTIVE PLAN

Purpose

The purpose of the Aviall, Inc. Management Incentive Plan (the “Plan”) is to advance the interests of Aviall, Inc. (the “Company”) and its stockholders by (a) providing certain Executive Officers (as hereinafter defined) of the Company and its Subsidiaries (as hereinafter defined) incentive compensation which is tied to the achievement of pre-established and objective performance goals, (b) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and maintain Executive Officers who have outstanding skills and abilities and who achieve superior performance, and (c) fostering accountability and teamwork throughout the Company.

The Plan is intended to provide Participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code, and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and the treasury regulations promulgated thereunder. Nothing in this Plan shall entitle a Participant (defined below) to receive options or other similar rights to purchase securities of the Company; provided, that the foregoing limitation shall in no way restrict the right to receive an award of restricted shares pursuant to Section 6.1 hereof.

Article I

Definitions

For the purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

“Base Pay” means the weighted average of the Participant’s rate of gross base pay as in effect from time to time during the Performance Period, according to the books and records of the Company, excluding overtime, commissions, bonuses, disability pay, any Incentive Compensation paid to a Participant, or any other payment in the nature of a bonus or compensation paid under any other employee plan, contract, agreement, or program.

“Board” means the Board of Directors of the Company.

“Business Unit” means any operating or administrative unit of the Company identified by the Committee as a separate business unit, or a Subsidiary identified by the Committee as a separate business unit.

“Business Unit Performance Goals” means the Performance Goals established for each Business Unit in accordance with Sections 5.1 and 5.2 below for any Performance Period.

“Chief Executive Officer” or “CEO” means the chief executive officer of the Company.

“Change of Control” means a “change of control” as defined in the Aviall, Inc. 1998 Stock Incentive Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, which shall consist of two or more “outside directors” within the meaning of Section 162(m) of the Code.

“Company” means Aviall, Inc., a Delaware corporation.

“Company Performance Goals” means the Performance Goals established for the Company in accordance with Sections 5.1 and 5.3 below for any Performance Period.

“Covered Employee” shall have the same meaning as the term “covered employee” (or its counterpart, as such term may be changed from time to time) contained in the treasury regulations promulgated under Section 162(m) of the Code, or their respective successor provision or provisions, that being an employee for whom the limitation on deductibility for compensation pursuant to Code Section 162(m) is applicable.

“Disability” means absence from active employment after exhaustion of short-term disability benefits and failure to return to active employment within the time period specified in the Company’s short-term disability policy.

“EBIT” means, for the Company or any Subsidiary, the earnings of that entity before deductions by the entity for interest and income tax payments.

“Eligible Employee” shall mean any employee of the Company or any Subsidiary who is designated as an “Executive Officer” on the effective date hereof, and any other employee of the Company who may be designated as an Executive Officer from time to time. For purposes hereof, “Executive Officer” shall mean any person designated as an executive officer by the Board of Directors pursuant to the disclosure requirements of Item 401(b) of Regulation S-K of the Securities and Exchange Act of 1934, as amended, or any similar successor disclosure requirements.

“Fiscal Year” means the fiscal year of the Company, which is the calendar year.

“Incentive Compensation” means the compensation approved by the Committee to be paid to a Participant for any Performance Period under the Plan.

“Individual Performance Goals” means performance goals and objectives established for any Performance Period for a Participant in accordance with Article IV below.

“Maximum Achievement” means, for a Participant for any Performance Period, the maximum level of achievement of a set of Performance Goals required for Incentive Compensation to be paid which is 150% of the Participant’s Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 5.1 below.

“Participant” means an employee of the Company or a Subsidiary who satisfies the eligibility requirements of Article III of the Plan and who is selected by the Committee to participate in the Plan for any Performance Period.

“Performance Goals” means Individual Performance Goals, if any, established for any Participant for any Performance Period, as provided in Article IV below, and the Company Performance Goals and Business Unit Performance Goals established by the Committee for the Company and each Business Unit for any Performance Period, as provided in Sections 5.1, 5.2 and 5.3 below.

“Performance Period” means the period selected by the Committee for the payment of Incentive Compensation. Unless the Committee, in its discretion, specifies other Performance Periods for the payment of Incentive Compensation hereunder, including the first year of the Plan, the Performance Period shall be the Fiscal Year.

“Plan” means the Aviall, Inc. Management Incentive Plan, as it may be amended from time to time.

“Retirement” means retirement under the provisions of one of the Company’s retirement plans or under the Social Security Act.

“Subordinate Employee” means an Eligible Employee of the Company or a Business Unit other than the CEO.

“Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships, or limited liability company.

“Target Achievement” means, for a Participant for any Performance Period, the level of achievement of a set of Performance Goals required for Incentive Compensation to be paid which is 100% of the Participant’s Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 5.1 below.

“Threshold Achievement” means, for a Participant for any Performance Period, the minimum level of achievement of a set of Performance Goals required for any Incentive Compensation to be paid with respect to such set of Performance Goals, as determined by the Committee in accordance with Section 5.1 below.

“Working Capital” means the Company’s or if appropriate, the applicable Business Unit’s net accounts receivable and net inventory for the Performance Period, less appropriate accounts payable.

“Working Capital Turnover” means the Company’s or, if appropriate, the applicable Business Unit’s net sales for the Performance Period divided by the appropriate Working Capital determined over a one-year period.

Article II

Administration

2.1 Committee’s Authority. Subject to the terms of this Article II, the Plan shall be administered by the Committee. For each Performance Period, the Committee shall have full authority to (i) designate the Eligible Employees who shall participate in the Plan; (ii) establish the Performance Goals and achievement levels for each Participant pursuant to Articles IV and V hereof; and (iii) establish and certify the achievement of the Performance Goals. The Committee may delegate its authority and responsibilities to the CEO; however, with respect to participation in the Plan by a Covered Employee, notwithstanding any provision of the Plan to the contrary, any decision concerning the awarding of Incentive Compensation hereunder (including, without limitation, establishment of Performance Goals, Threshold Achievement, Target Achievement, Maximum Achievement, and any other information necessary to calculate Incentive Compensation for such Covered Employee for such Performance Period) shall not be made by the CEO and shall be made exclusively by the members of the Committee who are at that time “outside” directors, as that term is used in Code Section 162(m) and the treasury regulations promulgated thereunder.

2.2 Committee Action. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

2.3 Committee’s Powers. The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

In construing the Plan and in exercising its power under provisions requiring the Committee’s approval, the Committee shall attempt to ascertain the purpose of the provisions in question, and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible. Likewise, the Committee is authorized to determine all questions with respect to the individual rights of all Participants under this Plan, including, but not limited to, all issues with respect to eligibility. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan including, but not limited to, the power to:

(a) designate the Eligible Employees who shall participate in the Plan;

(b) maintain complete and accurate records of all plan transactions and other data in the manner necessary for proper administration of the Plan;

(c) adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set out herein. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

(d) enforce the terms of the Plan and the rules and regulations it adopts;

(e) review claims and render decisions on claims for benefits under the Plan;

(f) furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes;

(g) employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and

(h) perform any and all other acts necessary or appropriate for the proper management and administration of the Plan.

Article III

Eligibility

For each Performance Period, the Committee shall select the particular Eligible Employees to whom Incentive Compensation may be awarded for such Performance Period; with respect to Covered Employees, such determination shall be made within the first ninety (90) days of such Performance Period. To the extent permitted by the Committee, employees who participate in the Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary.

Article IV

Individual Performance Goals

For each Performance Period, the Committee may, but shall not be required to establish one or more Individual Performance Goals for each Participant. Any Individual Performance Goal established for a Covered Employee shall be determined solely in the discretion of the Committee, and the level of achievement of any such Individual Performance Goal shall be determined by the Committee.

The Committee may delegate to the CEO the authority, but not the obligation, to establish Individual Performance Goals for Subordinate Employees; in such event, the CEO shall, within ninety (90) days after the beginning of a Performance Period deliver a written report to the Committee setting forth such Individual Performance Goals and, within sixty (60) days after the end of a Performance Period shall deliver a written report to the Committee setting forth a determination of the level of achievement of such Individual Performance Goals by such Participants. The Committee shall consider, but shall not be bound by, the recommendations and determinations of the CEO with respect to such Individual Performance Goals.

Article V

Determination of Goals and Incentive Compensation

5.1 Establishment of Business Unit and Company Performance Goals. No later than the ninetieth (90th) day of the Performance Period, the Committee shall approve and deliver to the Chief Executive Officer of the Company a written report setting forth: (i) the Business Unit Performance Goals for the Performance Period, (ii) Company Performance Goals for the Performance Period, (iii) the Threshold, Target, and Maximum Achievement levels for Business Unit Performance Goals and Company Performance Goals for the Performance Period, (iv) with respect to each Participant, Incentive Compensation as a percentage of Base Pay for achievement of Threshold, Target, and Maximum Achievement levels and the relative weighting of each Performance Goal in determining the Participant’s Incentive Compensation, and (v) a schedule setting forth payout opportunity as a percentage of Base Pay for Threshold, Target, and Maximum Achievement levels. The Committee may delegate to the CEO to establish and report to the Committee for each Participant who is a Subordinate Employee the determinations under items (i) through (v) above. The Committee shall consider, but shall not be bound by, the recommendations and determinations of the CEO with respect to such items. Notwithstanding the foregoing, the amount of the Business Unit Performance Goals and Company Performance Goals for any Performance Period shall be reduced to take into account the negative effects on the attained level of the applicable Performance Goal of the following events, the occurrence of which were not certain at the time the Performance Goal was initially established, (each, a “Subsequent Event Adjustment”), unless the Committee determines not to make the Subsequent Event Adjustment and the effect of not making such an Adjustment is to reduce or eliminate the amount of Incentive Compensation awarded to a Participant:

(ix)	the reclassification, refinancing or restructuring of the debt or equity capital of the Company or any Subsidiary;

(x)	the write-off or reduction in carrying value of assets of the Company or its Subsidiaries;

(xi)	changes in relevant accounting principles regarding the calculation of the Performance Goal;

(xii)	severance payments to executive employees or in connection with a reduction in work force;

(xiii)	increases in pension or retirement funding obligations resulting from changes in applicable legal requirements;

(xiv)	costs incurred in connection with the registration and sale of securities owned by third parties pursuant to contractual obligations of the Company or its Subsidiaries;

(xv)	costs associated with discontinued operations of the Company or its Subsidiaries; and

(xvi)	any other item that the Committee establishes as a possible Subsequent Event Adjustment at the time the relevant Performance Goal is approved and delivered to the CEO for the Performance Period.

The determination of the amount of any such reduction shall be made by the Committee in consultation with the Company’s independent auditor or compensation consultant. Any such reduction shall be consistent with and otherwise not contrary to the provisions of Section 162(m) of the Code and the treasury regulations promulgated thereunder.

5.2 Categories of Business Unit Performance Goals. The Business Unit Performance Goals established by the Committee for any Performance Period may differ among Participants and Business Units. For each Participant or Business Unit, the Business Unit Performance Goals shall be based on criteria in one or more of the following categories: (a) performance of the Business Unit or (b) performance of a group of employees. Performance criteria for a Business Unit shall be related to the achievement of financial and operating objectives of the Business Unit, including such factors as: sales, pretax earnings, net earnings, EBIT, operating expenses, inventory control, Working Capital Turnover, or other objectively measurable factors directly tied to the performance of the Business Unit. Performance criteria for a group of employees shall be related to the overall performance of the group of employees, taking into account, among other measures of performance, the attainment of Business Unit or employee group goals and objectives.

5.3 Company Performance Goals. The Company Performance Goals established by the Committee for any Performance Period shall relate to the achievement of predetermined financial objectives for the Company and its Subsidiaries on a consolidated basis, including EBIT and Working Capital Turnover, as well as the other factors listed in Section 5.2 above, applied to the Company and its Subsidiaries.

5.4 Certification. Within forty-five (45) days after the end of each Performance Period, the CEO shall report to the Committee the extent to which Business Unit Performance Goals and Individual Performance Goals were achieved for the Performance Period. As soon as practicable following the finalizing of the Company’s financial results for any Performance Period and receipt of the report of the CEO, the Committee shall certify: (i) the extent to which the Company achieved its Company Performance Goals for the Performance Period, (ii) the extent to which each Business Unit achieved its Business Unit Performance Goals for the Performance Period, (iii) the calculation of the Participants’ Incentive Compensation, and (iv) the determination by the Committee of the amount of Incentive Compensation, if any, to be paid to each Participant for the Performance Period. In determining whether Performance Goals have been achieved and Incentive Compensation is payable for a given Performance Period, generally accepted accounting principles shall be applied on a basis consistent with prior periods, and such determinations shall be based on the calculations made by the Company and binding on each Participant.

5.5 Earned Award Based on Level of Achievement. If Threshold Achievement is attained with respect to a Performance Goal, then the Incentive Compensation that may be paid to such Participant with respect to such Performance Goal shall be based on the percentage of Base Pay and the Committee’s predetermined schedule which sets forth the earned award as a percentage of Base Pay; for example, if (i) Threshold Achievement of a Performance Goal is 85% and 50% of Base Pay is earned at that level, (ii) the Performance Goal level actually achieved is 90% and, pursuant to the Committee’s predetermined schedule, 75% of Base Pay is earned for that level of achievement, then the earned award for such Performance Goal is 75% of Base Pay.

Article VI

Payment of Incentive Compensation

6.1 Form and Time of Payment. Subject to the provisions of Sections 6.2 and 6.3 below and except as otherwise provided herein, a Participant’s Incentive Compensation for each Performance Period shall be paid as soon as practicable after the Fiscal Year-end results for such Performance Period have been finalized. The payment shall be in the form of (i) a cash lump sum, or (ii) an award of restricted shares under the Aviall, Inc. 1998 Stock Incentive Plan or any successor equity compensation plan approved by the Company’s stockholders under which Participants are eligible to participate, or (iii) a combination of (i) and (ii), as the Committee, in its sole and absolute discretion, shall determine. If all or part of an Incentive Compensation payment is to be made in the form of an award of restricted shares, (i) the number of shares shall be determined by dividing the appropriate amount of the Incentive Compensation to be paid in restricted shares by the closing price of the Company’s common stock on the day the Committee approves the payment of the Incentive Compensation, and (ii) the value of any fractional shares shall be paid in a cash lump sum.

6.2 Forfeiture Upon Termination Prior to Date of Payment. If a Participant’s employment with the Company and all of its Subsidiaries terminates for any reason other than death, Disability, or Retirement during a Performance Period or after a Performance Period but prior to the date of actual payment in accordance with Section 6.1 above, then such Participant will immediately forfeit any right to receive any Incentive Compensation hereunder for such Performance Period.

6.3 Pro Rata Payment for Death, Disability, or Retirement; New Hires.

(a) Death, Disability, or Retirement. If during a Performance Period a Participant’s employment is terminated by reason of the Participant’s death, Disability, or Retirement, then such Participant shall, if the Committee so determines, be eligible to receive a pro rata portion of the Incentive Compensation that would have been payable to such Participant, if he or she had remained employed, based on the number of days worked during the Performance Period and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 6.1 hereof.

(b) New Hires; Promotions. Any individual who is newly-hired or becomes an Eligible Employee during a Performance Period and who is selected by the Committee to participate in the Plan shall be eligible to receive a pro rata portion of the Incentive Compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of days during the Performance Period during which he or she is a Participant in the Plan and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 6.1 hereof.

6.4 Change of Control. In the event of a Change of Control during a Performance Period, the Committee may, in its sole discretion, take such action with respect to the Plan and any Incentive Compensation payable during such Performance Period as is consistent with and otherwise not contrary to the provisions of Section 162(m) of the Code and the treasury regulations promulgated thereunder, as the Committee determines is in the best interest of the Company.

6.5 Limitation on Total Incentive Compensation. Notwithstanding any provision to the contrary contained herein, the maximum Incentive Compensation payable to any Participant with respect to any Fiscal Year shall not exceed the lesser of (i) 200% of Base Pay, or (ii) $2,000,000.

Article VII

Miscellaneous Provisions

7.1 Non-Assignability. A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits shall be null and void.

7.2 No Right To Continue In Employment. Nothing in the Plan confers upon any employee the right to continue in the employ of the Company or any Subsidiary, or interferes with or restricts in any way the right of the Company and its Subsidiaries to discharge any employee at any time (subject to any contract rights of such employee).

7.3 Indemnification Of Committee. No member of the Committee nor any officer or employee of the Company acting with or on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each officer or employee of the Company acting with it or on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

7.4 No Plan Funding. The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company by reason of the right to receive Incentive Compensation under the Plan. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Company.

7.5 Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware and the rights and obligations created hereby shall be governed by the laws of the State of Delaware.

7.6 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives.

7.7 Construction of Plan. The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

7.8 Integrated Plan. This Plan constitutes the final and complete expression of agreement with respect to the subject matter hereof.

7.9 Tax Requirements. The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Incentive Compensation to a Participant.

7.10 Reorganization, Merger or Consolidation. In the event of a merger, consolidation, sale of assets, reorganization or other business combination in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property (other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger), the Committee shall adjust the Performance Goals and achievement levels so that the Incentive Compensation amounts to which a Participant is entitled are not adversely affected by such events.

Article VIII

Amendment or Discontinuance

The Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that any amendment that modifies any preestablished Performance Goal for a Participant who is a Covered Employee (or his successor(s), as may be applicable) under this Plan with respect to any particular Performance Period may only be effected on or prior to that date which is ninety (90) days following the commencement of such Performance Period. In addition, the Board shall have the power to amend the Plan in any manner advisable in order for Incentive Compensation granted under the Plan to qualify as “performance-based” compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) or the regulations thereunder to permit greater flexibility with respect to Incentive Compensation granted under the Plan).

Article IX

Effect of the Plan

Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted Incentive Compensation or any other rights. In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

Article X

Term

The effective date of this Plan shall be as of January 1, 2005, subject to stockholder approval. The material terms of this Plan shall be disclosed to the stockholders of the Company for approval in accordance with Section 162(m) of the Code. This Plan and any benefits granted hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders of the Company, and no award or payment of Incentive Compensation under this Plan to any Covered Employee shall be made unless such stockholder approval is obtained. This Plan shall remain in effect until it is terminated by the Board.

IN WITNESS WHEREOF, this Plan has been adopted this 14th day of June, 2005, effective January 1, 2005.

AVIALL, INC.

By:	/s/ Jeffrey J. Murphy
Name:	Jeffrey J. Murphy
Title:	Senior Vice President of Law and Human Resources, Secretary and General Counsel